Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 459 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity SAI Municipal Income Fund of our report dated February 14, 2019; Fidelity Flex Inflation-Protected Bond Index Fund of our report dated February 15, 2019; and Fidelity Inflation-Protected Bond Index Fund of our report dated February 19, 2019, relating to the financial statements and financial highlights included in the December 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts February 22, 2019